UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	June 27, 2007
(June 21, 2007)

Commission	Name of Registrants, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

001-32462	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

______________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 21, 2007, the Board of Directors (the “Board”) of PNM Resources, Inc. (the “Company”) approved an amendment to the Company’s Bylaws.  The amendment, which was effective on June 21, 2007, provides that the Company shall have officers, with titles and duties as shall be stated in resolutions adopted by the Board, as the Board in its discretion deems necessary or appropriate to conduct the business activities of the Company.  This will allow the Board more flexibility to identify officers and provide appropriate titles. The amendment provides that the Board shall designate from among the officers a Chief Executive Officer, a Chief Financial Officer, a Chief Accounting Officer or Controller, a Treasurer and a Secretary who shall have the duty to record the proceedings of the meetings of the Board.

The amendment to the Company’s Bylaws also provides that the Chairman of the Board shall have the authority to designate officers subject to election by the Board of Directors at its next meeting following the Chairman’s designation.

The previous provision provided that the officers of the Company shall be a Chairman of the Board, a President, one or more Vice Presidents, a Secretary, a Treasurer, and a Controller.  It allowed for the Board to designate one or more Vice Presidents as “Executive” Vice Presidents and one or more Vice Presidents as “Senior” Vice Presidents; these titles could include words indicative of the areas of responsibility of the Vice President.

The amended Bylaws of the Company are filed herewith as Exhibit 3.1.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description
3.1	Bylaws of PNM Resources, Inc. with all amendments to and including June 21, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC.
(Registrant)

Date: June 27, 2007	/s/ Thomas G. Sategna
Thomas G. Sategna
Vice President and Corporate Controller
(Officer duly authorized to sign this report)